UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 19, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2006, the Board of Directors of Entergy Corporation amended Section 2 of Article V of its Bylaws to delete a provision pursuant to which the Chief Executive Officer of the Company may assign under certain circumstances additional duties to the Chairman of the Board of the Company. The amended provision is set forth below (language deleted is shown as ~~strikethrough~~ and language added is underlined):

SECTION 2. Chairman of the Board. ~~If~~ When a Chairman of the Board is elected by the Board of Directors, he or she shall be a member of the Board of Directors, shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Executive Committee ~~or, if the Chairman of the Board is not the designated Chief Executive Officer of the Corporation, by such Chief Executive Officer.~~ .

Item 8.01. Other Events.

On September 19, 2006, the Company announced that its Board of Directors had elected Gary W. Edwards, an independent Board member, to the position of Presiding Director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3	Bylaws of Entergy Corporation as Amended September 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: September 25, 2006